As filed with the U.S. Securities and Exchange Commission on April 12, 2006
     Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TELEFÓNICA, S.A.
(Exact Name of Registrant as Specified in its Charter)

The Kingdom of Spain (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
Gran Vía, 28
28013 Madrid
Spain
+34 91 584 0040
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

TELEFÓNICA EMISIONES S.A.U.
(Exact Name of Registrant as Specified in its Charter)

The Kingdom of Spain (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
Gran Vía, 28
28013 Madrid
Spain
+34 91 584 0040
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
13th Floor
New York, NY 10011
1 (212) 590-9009
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Joseph D. Ferraro LeBoeuf, Lamb, Greene & MacRae No. 1 Minster Court Mincing Lane London EC3R 7YL England +44 207 459 5000	Vladimir Nicenko LeBoeuf, Lamb, Greene & MacRae LLP 125 West 55th Street New York, NY 10019 1 (212) 424-8000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
CALCULATION OF REGISTRATION FEE

	Amount to be Registered/Proposed Maximum
	Offering Price Per Unit/Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Aggregate Offering Price	Registration Fee
(Guaranteed) Debt Securities	Indeterminate	(1)
Guarantees of the Debt Securities (2)		(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time-to-time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $1,092,511 that has already been paid with respect to that portion of the $10,000,000,000.00 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-12414, which was filed on September 1, 2000, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

(2)	No separate consideration will be received for the guarantees issued by Telefónica, S.A. in connection with the Debt Securities issued by Telefónica Emisiones S.A.U.

(3)	Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

PROSPECTUS
Debt Securities of Telefónica Emisiones S.A.U.,
which are fully and unconditionally guaranteed by Telefónica, S.A.

     We may offer from time-to-time in one or more series Debt Securities of Telefónica Emisiones S.A.U., which are fully and unconditionally guaranteed by Telefónica, S.A.
     We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this Prospectus. Such prospectus supplements may also add, update or change information contained in this Prospectus. You should read both this Prospectus and the prospectus supplements, together with the additional information described under the heading “Where You Can Find More Information” before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Investing in these securities involves risks. See “Risk Factors”.

     Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
     We may sell these securities on a continuous or delayed basis directly, through agents or underwriters as designated from time-to-time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

The date of this Prospectus is April 12, 2006

ABOUT THIS PROSPECTUS	3

INCORPORATION BY REFERENCE	3

WHERE YOU CAN FIND MORE INFORMATION	4

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	4

RISK FACTORS	5

RATIO OF EARNINGS TO FIXED CHARGES	5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	6

LEGAL MATTERS	12

EXPERTS	12

INFORMATION NOT REQUIRED IN A PROSPECTUS	II-1
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 5.2
EXHIBIT 12.1
EXHBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 25.1

ABOUT THIS PROSPECTUS
     This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell any Debt Securities described in this Prospectus from time-to-time in the future in one or more offerings.
     This Prospectus provides you with a general description of the securities that can be offered. Each time Debt Securities are offered under this Prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this Prospectus. Accordingly, to the extent inconsistent, information in this Prospectus is superseded by the information in any prospectus supplement. You should read both this Prospectus and any prospectus supplement together with the information incorporated by reference that is described in “Incorporation by Reference”.
     The prospectus supplement to be attached to the front of this Prospectus will describe the terms of the offering, including the amount and detailed terms of Debt Securities, the initial public offering price, net proceeds to us, the Guarantor, the expenses of the offering, the terms of offers and sales outside of the United States, if any, the Guarantor’s capitalization, the nature of the plan of distribution, the other specific terms related to such offering, and any U.S. federal income tax consequences and Spanish tax considerations applicable to the Debt Securities.
     In this Prospectus and the prospectus supplements, the “Issuer” refers to Telefónica Emisiones S.A.U. “Telefónica”, “Telefónica, S.A.” the “Group” or the “Guarantor” refer to Telefónica, S.A. and, where applicable, its consolidated subsidiaries, unless the context otherwise requires. “O2” refers to O2 plc, a subsidiary of Telefónica. We use the words “we”, “us” and “our” to refer to the Issuer or the Guarantor, as the context requires. We use the word “you” to refer to prospective investors in the securities. We use the term “Debt Securities” to refer collectively to any Debt Securities to be issued by us and guaranteed by the Guarantor pursuant to this Prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information Telefónica, the Guarantor, files with the SEC, which means that we can and do disclose important information to you by referring you to those documents that are considered part of this Prospectus. Information that Telefónica files with the SEC in the future and that we incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference Telefónica’s annual report on Form 20-F for the year ended December 31, 2005 and filed with the SEC on April 12, 2006 (the “Form 20-F”). Additionally, we incorporate by reference (i) the audited financial statements of O2 for the years ended March 31, 2005 and March 31, 2004 and (ii) the unaudited financial information of O2 for the six months ended September 30, 2005 and September 30, 2004 filed by the Guarantor with the SEC on Form 6-K on April 12, 2006.
     We incorporate by reference in this Prospectus all subsequent annual reports of Telefónica filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of Telefónica’s periodic reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this Prospectus after the date hereof and prior to the completion of an offering of securities under this Prospectus. This Prospectus is part of a registration statement filed with the SEC. See “Where You Can Find More Information”.
     As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.
     You should rely only on the information incorporated by reference or provided in this Prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information. This Prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
WHERE YOU CAN FIND MORE INFORMATION
     Telefónica files annual and periodic reports and other information with the SEC. You may read and copy any document that Telefónica files at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the operation of the public reference rooms. Telefónica’s SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov.
     Telefónica makes available free of charge through Telefónica’s website, accessible at http://www.telefonica.com, certain of Telefónica’s reports and other information filed with or furnished to the SEC.
     With the exception of the reports specifically incorporated by reference in this Prospectus as set forth above, material contained on or accessible through Telefónica’s website is specifically not incorporated into this Prospectus. See “Incorporation by Reference”.
     You may also request a copy of Telefónica’s filings at no cost, by writing or calling Telefónica at the following addresses:
Telefónica, S.A.
GranVía, 28, planta 3
28013 Madrid
Kingdom of Spain
Attention: Shareholders’ Office
+34 91 584 4700
     American Depository Shares representing Telefónica’s common shares are traded on the New York Stock Exchange under the symbol “TEF”. You may inspect Telefónica’s reports filed with or furnished to the SEC and other information concerning Telefónica at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
     You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with other or different information. In particular, no dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this Prospectus or that is incorporated by reference herein.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
     We are a wholly-owned subsidiary of the Guarantor and are a limited liability company with a sole shareholder (sociedad anónima unipersonal) organized under the laws of the Kingdom of Spain. Telefónica, the Guarantor, is a limited liability company (sociedad anónima) organized under the laws of the Kingdom of Spain. All of our directors and the executive officers and directors of Telefónica, and certain of the experts named in this Prospectus, are not residents of the United States. All or a substantial portion of our assets and those of Telefónica and such persons are located outside the United States. As a result, it may be difficult for you to file a lawsuit against either us or the Guarantor or such persons in the United States with respect to matters arising under the federal securities laws of the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts against either us or the Guarantor or such persons based on the civil liability provisions of such laws. Provided that United States case law does not prevent the enforcement in the U.S. of Spanish judgments (as in such case, judgments obtained in the U.S. shall not be enforced in Spain), if a U.S. court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of such judgment in Spain will be subject to satisfaction of certain factors. Such factors include the absence of a conflicting judgment by a Spanish court or of an action pending in Spain among the same parties and arising from the same facts and circumstances, the Spanish courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant, the regularity of the proceeding followed before the U.S. courts, the authenticity of the judgment and that enforcement would not violate Spanish public policy. In general, the enforceability in Spain of final judgments of U.S. courts does not require retrial in Spain. If an action is commenced before Spanish courts with respect to liabilities based on the U.S. federal securities laws, there is a doubt as to whether Spanish courts would have jurisdiction. Spanish courts may enter and enforce judgments in foreign currencies.
     We and Telefónica have expressly submitted to the exclusive jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York and any appellate court from any such court thereof for the purpose of any suit, action or proceeding arising out of the Debt Securities or the Guarantees and have appointed CT Corporation System, as our agent to accept service of process in any such action.
RISK FACTORS
     You should carefully consider the risk factors contained in the prospectus supplements and the documents incorporated by reference into this Prospectus, including, but not limited to, those risk factors in Item 3.D in the Form 20-F, in deciding whether to invest in the Debt Securities being offered pursuant to this Prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the Guarantor’s ratio of earnings to fixed charges, using financial information compiled in accordance with (i) International Financial Reporting Standards (“IFRS”) for the year ended December 31, 2005 and 2004, and (ii) the accounting principles generally accepted in the Kingdom of Spain (“Spanish GAAP”) for the years ended December 31, 2003, 2002 and 2001:

	Year ended December 31,
	2005	2004	2003	2002		2001
IFRS Ratio of Earnings to Fixed Charges	3.86	2.88	—	—		—
Spanish GAAP Ratio of Earnings to Fixed Charges	—	—	2.85	—	(1)	2.22
(1) Earnings were inadequate to cover fixed charges by €14,013.19 million for the year ended December 31, 2002.
     For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year from continuing operations, plus income tax, minority interests, share of profit or loss from equity investees, amortization of capitalized interest and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, amortized premiums, discounts and other expenses related to indebtedness and capitalized interest, all calculated in euros.
     Prior to January 1, 2005, the Guarantor’s consolidated annual and interim financial statements were prepared in accordance with Spanish GAAP. Since January 1, 2005, the Guarantor’s consolidated annual and interim financial statements, including its consolidated financial statements as of and for the year ended December 31, 2005, are and were prepared in accordance with IFRS. The Guarantor’s consolidated financial information as of and for the year ended December 31, 2004, included in its annual consolidated financial statements was restated in accordance with IFRS for comparative purposes. For quantitative information regarding the adjustments required to reconcile the Guarantor’s Spanish GAAP financial information to IFRS, see Note 2 to the Guarantor’s consolidated financial statements prepared under IFRS, which are included in the Form 20-F.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
          The unaudited pro forma financial data have been prepared by applying adjustments relating to the transactions described below to the Guarantor’s historical consolidated financial statements reconciled to the accounting principles generally accepted in the United States (“U.S. GAAP”). The historical consolidated financial statements have been prepared under IFRS, and Note 23 to Telefónica’s 2005 consolidated financial statements filed on Form 20-F includes an explanation of the differences between IFRS and U.S. GAAP as well as a reconciliation of net income and equity from IFRS to U.S. GAAP.
          The pro forma financial data are provided for illustrative purposes only, are preliminary and do not purport to represent what the Guarantor’s actual financial position or results of operations would have been had the transactions described below occurred on the respective dates assumed. The pro forma financial data are not indicative of the Guarantor’s future financial position or results of operations. You are cautioned not to place undue reliance upon the pro forma financial data.
          The pro forma financial data should be read in conjunction with Telefónica’s consolidated financial statements and the accompanying notes included in the Form 20-F and 02’s consolidated financial statements and the accompanying notes included in the Form 6-K filed by the Guarantor with the SEC on April 12, 2006.
          The pro forma financial data have been prepared in accordance with U.S. GAAP.
          The pro forma financial data give effect to:
1.	The Guarantor’s agreement to acquire the minority interest in Telefónica Móviles, S.A., through an exchange of shares and subsequent merger of Telefónica Móviles with and into Telefónica. The Guarantor has assumed that the value of the total purchase consideration to be issued by the Guarantor to complete this acquisition would amount to approximately €3,194 million. For the purposes of the pro forma financial data, we have assumed that the Guarantor will be required to issue four Telefónica shares for each five Telefónica Móviles shares. Assuming this exchange ratio, the Guarantor would be required to issue approximately 245 million Telefónica shares. The number of ordinary shares of Telefónica to be delivered to Telefónica Móviles shareholders in the merger has been calculated by excluding (i) the number of Telefónica Móviles’ shares owned directly or indirectly by Telefónica, (ii) the number of Telefónica Móviles’ treasury shares and (iii) the number of shares that will be acquired by Telefónica Móviles through the execution of a call option with respect to the economic hedge of its stock option plan, and not used for the liquidation of such stock option plan, none of which shares will be a part of the merger exchange. It has been assumed that the number of shares that will not be used for the liquidation of the stock option plan (and hence will not be exchanged pursuant to the merger) will be 18,657,784 shares. In the event that the definitive number of shares not used by Telefónica Móviles in the liquidation of the stock option plan differs from this estimated number, the number of Telefónica shares to be delivered in the merger will vary accordingly. (See Note (c) below). The maximum amount of the capital increase to be carried out by Telefónica pursuant to the established exchange ratio may be reduced through the delivery of Telefónica’s treasury shares.

2.	The Guarantor’s acquisition of O2, a European mobile telecommunication services provider, in early 2006 as a result of a public tender offer announced in October 2005 for all of the outstanding shares of O2 for £2 per share, for a total cash consideration of approximately £17.8 billion (approximately €26 billion). On January 23, 2006, the Guarantor’s tender offer for O2 was declared unconditional in accordance with the rules of the U.K. City Code on Takeovers and Mergers. In February 2006 the Guarantors initiated the process of compulsory acquisition of the remaining O2 shares in respect of which the offer had not been accepted. This process was closed on April 6, 2006, resulting in the acquisition by the Guarantor of the remaining interest in O2. Additionally, effective on March 7, 2006 the O2 shares were de-listed from the Official List and their admission to trading on the London Stock Exchange’s market for listed securities was cancelled.
          The unaudited pro forma condensed consolidated income statements for the twelve months ended December 31, 2005 reflect the transactions described above as if they had occurred on January 1, 2005. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2005, reflects the transactions described above as if they had occurred on December 31, 2005. The Guarantor’s fiscal year ends on December 31. As O2’s fiscal year ended on March 31, 2005, we have made certain adjustments to the O2 historical financial data for purposes of preparing the pro forma financial data. These adjustments are discussed in note (a) below.
          The unaudited pro forma financial data do not reflect:
1.	acquisitions other than those described above made during year 2005 and up to April 12, 2006 that would not have a material effect on the Guarantor’s pro forma financial position or results of operations; and
2.	probable acquisitions other than those described above, that would not have a material effect on the Guarantor’s pro forma financial position or results of operations.

TELEFÓNICA, S.A.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2005
U.S. GAAP (UNAUDITED) (Millions of Euro)

				Acquisition of
			O2 plc Acquisition	minority interest in	Total Telefónica
	Telefónica Group	O2 plc (a)	Adjustments (b)	Telefónica Móviles (c)	Group pro forma
Non-current assets	64,261.39	26,556.45	496.98	2,806.88	94,121.70
Intangible assets	6,407.15	13,559.74	—	—	19,966.89
Goodwill	14,200.20	6,138.29	1,762.81	2,806.88	24,908.18
Property, plant and equipment	25,752.13	6,829.49	—	—	32,581.62
Deferred tax assets	8,722.44	—	—	—	8,722.44
Other non-current assets	9,179.47	28.93	(1,265.83)	—	7,942.57
Current assets	12,386.40	3,784.56	—	(133.11)	16,037.85

Total Assets	76,647.79	30,341.01	496.98	2,673.77	110,159.55

Equity	19,221.96	24,264.43	(24,264.43)	3,193.84	22,415.80
Minority interest	2,604.27	—	—	(520.07)	2,084.20
Non-current liabilities	34,064.84	3,116.01	24,761.41	—	61,942.26
Interest-bearing debt	25,167.58	1,984.97	24,761.41	—	51,913.96
Other long-term liabilities	8,897.26	1,131.04	—	—	10,028.30
Current liabilities	20,756.72	2,960.57	—	—	23,717.29

Total Liabilities and Equity	76,647.79	30,341.01	496.98	2,673.77	110,159.55
The accompanying notes to the pro forma condensed consolidated financial statements are an integral part of this pro forma condensed consolidated balance sheet

TELEFÓNICA, S.A.
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2005
U.S. GAAP (UNAUDITED) (Millions of Euro, except per share data)

				Acquisition of
			O2 plc Acquisition	minority interest in	Total Telefónica pro
	Telefónica Group	O2 plc (a)	Adjustments (b)	Telefónica Móviles (c)	forma
Revenues	35,993.30	10,467.74	—	—	46,461.04
Operating expenses	(22,717.76)	(7,662.22)	—	—	(30,379.98)
Supplies	(9,507.56)	(4,974.26)	—	—	(14,481.82)
Personnel expenses	(5,769.54)	(822.95)	—	—	(6,592.49)
Marketing	(1,506.42)	(1,103.84)	—	—	(2,610.26)
Other	(5,934.24)	(761.17)	—	—	(6,695.41)
Other net operating income (expense)	1,360.01	(44.04)	—	—	1,315.97
Depreciation and amortization	(6,252.34)	(2,703.88)	—	—	(8,956.22)
Operating income	8,383.21	57.60	—	—	8,440.81
Share of profit (loss) of associates	(243.38)	(1.02)	—	—	(244.40)
Net financial income (expense)	(1,687.75)	(3.42)	(1,046.36)		(2,737.53)
Profit before taxes	6,452.08	53.16	(1,046.36)	—	5,458.88
Corporate income tax	(1,911.92)	(15.95)	366.23		(1,561.64)
Minority interests	(395.96)	—	—	134.93	(261.03)
Net income	4,144.20	37.21	(680.13)	134.93	3,636.21
Basic and diluted earnings per share (€)	0.851				0.711
Weighted average number of shares (‘000)	4,870,852			244,793	5,115,645
The accompanying notes to the pro forma condensed consolidated financial statements are an integral part of this pro forma condensed consolidated income statement

(a)	O2’s fiscal year ended on March 31, 2005, which differs from the Guarantor’s fiscal year end. Consequently, for the purpose of presenting the pro forma condensed consolidated income statement, we have prepared the financial data presented for O2 to reflect its results of operations for the twelve-month period ended December 31, 2005. The calculation of the results of operations of O2 for the twelve-month period from January 1, 2005 to December 31, 2005 shows the aggregate of its results of operations for the following periods:
—	Three-month period from January 1, 2005 to March 31, 2005 (Interims not published and prepared in accordance with IFRS);

—	Six-month period from March 31, 2005 to September 30, 2005 (Published interims prepared in accordance with IFRS); and

—	Three-month period from October 1, 2005 to December 31, 2005 (Interims not published prepared in accordance with IFRS).
The necessary conversion adjustments have been considered in order to present the required pro forma financial information in accordance with U.S. GAAP.

For the purposes of presenting the pro forma condensed consolidated balance sheet as of December 31, 2005, we have used the O2 consolidated balance sheet as of December 31, 2005 and restated the amounts from pounds into euros using the exchange rate in effect at December 31, 2005 (0.6853 pounds per euro). For the purposes of presenting the pro forma condensed consolidated income statement for the year ended December 31, 2005, we have used the O2 consolidated results of operations for the twelve-month period ended December 31, 2005 and restated the amounts from pounds into euros using the average exchange rate for such period (0.6839 pounds per euro).

We have excluded from the O2 consolidated income statement two non-recurring items which occurred in the twelve-month period ended December 31, 2005 that fall outside the ordinary activities of the company and do not have a continuing impact on Telefónica in the future, as follows:
—	In March 2005, a charge totaling £20 million (approximately, €29 million) relating to the costs of the capital reorganization to introduce O2 as the new listed holding company of the mmO2 plc group. The purpose of the reorganization was to create distributable reserves and allow the implementation of the O2 Group’s distribution policy. Subsequently O2 also de-listed from the NYSE and deregistered from the SEC. For additional information, please refer to Note 19 to the O2 Financial Statements as of March 31, 2005 incorporated into this Prospectus by reference from the Form 6-K filed by the Guarantor with the SEC on April 12, 2006. The costs represent advisors and other professional fees in relation to the reorganization.

—	In March, 2005, an unusual charge of £45 million (approximately €66 million) relating to the restructuring of the O2 UK business, which comprised costs of redundancies and property exit costs.
For the purposes of presenting the pro forma condensed consolidated income statement for the year ended December 31, 2005, we have also excluded non-recurring reversals of certain deferred tax assets, and have estimated the Corporate income tax charge for the period based on the statutory corporation taxation rate in the United Kingdom, being the tax jurisdiction in which the O2 Group is expected to pay the majority of its corporation tax in the foreseeable future.

(b)	These amounts represent adjustments related to our acquisition of O2 and the elimination of O2’s equity accounts and other eliminations.
—	As of December 31, 2005, Telefónica held a 4.97% interest in O2’s share capital which had a carrying amount of €1,266 million.

—	For the purposes of these pro forma financial data, we have assumed that the value of the total purchase consideration paid for the remaining 95.03% interest in O2 would be approximately €24,761 million, fully funded by a mix of fixed and floating long-term debt.

—	For the purposes of these pro forma financial data, the financial cost incurred related to the debt assumed in connection with the acquisition of O2, amounting to €1,046 million, is based on the average market interest rate during 2005 for the floating portion, and the prevailing interest rates as of January 2005 for the fixed part of the debt. We have also assumed a related tax effect amounting to €366 million, using the current tax rate.

Variances in interest rate considered in a range of 1/8 percent would not have a significant effect on the financial cost incurred that should be disclosed.

—	For the purposes of these pro forma financial data we have preliminarily estimated the fair value of the net assets acquired from O2 based on the historical financial statements of O2 as of December 31, 2005. The excess of the purchase price over a preliminary estimate of the fair value of the net assets of O2 acquired has been allocated to goodwill.

The above allocation of purchase price as it relates to the acquisition of O2 has been prepared on a preliminary basis and is subject to revision based upon a formal study to be performed. Based on this study the allocation of the purchase price may differ from the assumptions shown above. The effects of this revised allocation may have a material effect on the pro forma results of operations. The most significant impact on operations would result from a different allocation to goodwill, property, plant and equipment and intangible assets. Goodwill is subject to an annual impairment test, while property, plant and equipment and intangible assets are subject to amortization and depreciation. The useful lives for property, plant and equipment are the following:

Freehold buildings	40 years
Network assets	5 to 15 years
Computers, software and office equipment	2 to 6 years
Motor vehicles	5 years
Intangible assets comprise principally UMTS licences. The useful economic life of the UMTS licences is considered to be the period from the market launch of service to the end of the licence period.

		Price per share	Total price
	Number of shares	(£)	(£ million)
Market acquisitions, prior to the tender offer	747,606,107	1.99	1,486.90
Acquisitions under the tender offer	8,133,206,057	2.00	16,266.41
Stamp duty			83.16
TOTAL PURCHASE PRICE	8,880,812,164		£17,836.47

Exchange rate (0.6853)			€26,027.24

Preliminary allocation (€ million):

Intangible assets	13,559.74
Property, plant and equipment	6,829.49
Current assets	3,784.56
Other non-current assets	28.93
Non-current liabilities	(3,116.01)
Current liabilities	(2,960.57)
Total	18,126.14
Excess (allocated to goodwill)	7,901.10
(c)	These amounts represent the adjustments related to our acquisition of the minority share in Telefónica Móviles and the elimination of the minority interest accounts.
—	For the purposes of these pro forma financial statements, we have assumed that Telefónica will issue four shares for each five Telefónica Móviles shares. Assuming this exchange ratio the Guarantor would be required to issue approximately 245 million Telefónica shares.

The final amount of shares to be issued by Telefónica will be affected by the delivery of Telefónica Móviles treasury shares that could be necessary to liquidate the stock option plan. Considering a minimum and maximum range of treasury shares estimated by management, the expected effect from this variance on the purchase price is not significant.

—	We have assumed that the fair value of the shares to be issued will be €13.05 per share, which is based on their average market price a few days before and after the approval of the transaction.

—	For the purposes of this pro forma financial data we have assumed the payment to the minority shareholders of a €0.435 gross dividend per share of Telefónica Móviles, which was proposed by the Board of Directors of Telefónica Móviles for approval by its General Shareholders’ Meeting within the framework of negotiation between Telefónica and Telefónica Móviles, which dividend payment is subject to final approval of the projected merger by the General Shareholders’ Meetings of both companies.

—	For the purposes of this pro forma financial data, we have preliminarily estimated the fair value of the net assets acquired through this share exchange based on the historical financial statements of Telefónica Móviles as of December 31, 2005. The excess of the purchase price over a preliminarily estimate of the fair value of the net assets acquired has been allocated to goodwill.

The above allocation of purchase price as it relates to the acquisition of the minority interests in Telefónica Móviles has been prepared on a preliminary basis and is subject to revision based upon a formal study to be performed. Based on this study, the allocation of the purchase price may differ from the assumptions shown above. The effects of this revised allocation may have a material effect on the pro forma results of operations.

LEGAL MATTERS
     Certain legal matters with respect to Spanish law will be passed upon for us by our Spanish counsel, Uría Menéndez. Certain legal matters with respect to United States and New York law will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae.
EXPERTS
     The consolidated financial statements of Telefónica, S.A. appearing in Telefónica, S.A.’s Annual Report on Form 20-F for the year ended December 31, 2005, have been audited by Ernst & Young S.L., independent registered public accounting firm, as set forth in their report therein and incorporated herein by reference. Such consolidated financial statements are incorporated in this prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements of Telefónica, S.A. as of and for the year ended December 31, 2004 incorporated in this prospectus by reference from the Annual Report on Form 20-F of Telefónica, S.A. for the year ended December 31, 2005, have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their report (Such report includes a qualification because comparative consolidated financial statements related to the year ended December 31, 2003, as required in IAS 1, Presentation of Financial Statements, are not presented. In our opinion, disclosure of such comparative information is required under International Financial Reporting Standards, as adopted by the European Union (“IFRS-EU”). Additionally, such report contains two explanatory paragraphs referring to the fact (1) that Telefónica, S.A. adopted IFRS-EU in preparing their consolidated financial statements as of December 31, 2005 and that for purposes of the consolidated financial statements as of and for the year ended December 31, 2004, Telefónica has developed accounting policies based on IFRS-EU issued to date that are effective at Telefónica’s reporting date of December 31, 2005 as required by IFRS 1 First-time Adoption of International Financial Reporting Standards, and (2) that IFRS-EU vary in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”) and that the information relating to the nature and effect of such differences is presented in Note 23 to the consolidated financial statements of Telefónica, S. A. and that consolidated shareholders’ equity and consolidated net income under U.S. GAAP have been restated for the year ended December 31, 2004, in order to remove the effects of inflation that previously were not removed pursuant to Item 17(c)(iv)(A) of Form 20-F, which is no longer applicable as a result of Telefónica’s adoption of IFRS-EU.), which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The consolidated financial statements of O2 plc as at March 31, 2005 and 2004 and for the years ended March 31, 2005 and 2004, which are incorporated in this prospectus by reference from Telefónica’s Current Report on Form 6-K dated April 12, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Auditors, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 8. Indemnification of Directors and Officers
Indemnification under Telefónica Bylaws and Spanish Law.
     Under Spanish law the directors of Telefónica shall be liable to the company, the shareholders and the creditors of the company for any damage they cause through acts contrary to the law or the articles, or acts carried out without the diligence with which they ought to perform their duties. No provision of our bylaws provides for the indemnification of the directors with respect to such liabilities.
Telefónica D&O Insurance.
     Telefónica maintains an insurance policy that protects its officers and the members of its Board of Directors from liabilities incurred as a result of actions taken in their official capacity.
Item 9. Exhibits

Exhibit
Number	Description
*1.1	Form of underwriting agreement.
4.1	Form of debt indenture including form of debt Securities of Telefónica Emisiones S.A.U. and guarantees relating there to between Telefónica Emisiones S.A.U., Telefónica, S.A., as guarantor, and JPMorgan Chase Bank, National Association, as trustee.
5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae, U.S. counsel.
5.2	Opinion of Uría Menéndez, Spanish counsel.
12.1	Statement regarding the computation of consolidated ratios of earnings to fixed charges.
23.1	Consent of Ernst & Young, independent registered public accounting firm.
23.2	Consent of PricewaterhouseCoopers, independent registered public accounting firm.
23.3	Consent of Deloitte & Touche, independent registered public accounting firm.
23.4	Consent of LeBoeuf, Lamb, Greene & MacRae (included in its opinion filed as Exhibit 5.1).
23.5	Consent of Uría Menéndez (included in its opinion filed as Exhibit 5.2).
24.1	Powers of Attorney of the registrants (included on the signature pages).
25.1	Statement of eligibility of JPMorgan Chase Bank, National Association, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the debt indenture.

*	To be furnished by Telefónica S.A. on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.
Item 10. Undertakings
     Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any plan of distribution or any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
     (7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Telefónica’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the U.S. Securities Act of 1933, Telefónica, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid in the Kingdom of Spain, on April 12, 2006.

TELEFÓNICA S.A.
By:	/s/ Santiago Fernández Valbuena
	Name:	Santiago Fernández Valbuena
	Title:	Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below appoints Santiago Fernández Valbuena, Miguel Escrig Meliá, Juan José Gómez Miguelañez and Eduardo Alvarez Gómez, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) increasing the number of securities for which registration is sought, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on April 12, 2006:

Signature	Title

/s/ César Alierta Izuel

César Alierta Izuel	Chief Executive Officer

/s/ Santiago Fernández Valbuena

Santiago Fernández Valbuena	Chief Financial Officer

/s/ Alfonso Alonso Durán

Alfonso Alonso Durán	Controller

/s/ Isidro Fainé Casas

Isidro Fainé Casas	Vice-Chairman of the Board of Directors

Signature	Title

/s/ Gregorio Villalabeitia Galarraga

Gregorio Villalabeitia Galarraga	Vice-Chairman of the Board of Directors

Jose Fernando de Almansa Moreno-Barreda	Director

David Arculus	Director

/s/ Maximino Carpio García

Maximino Carpio García	Director

Carlos Colomer Casellas	Director

Peter Erskine	Director

/s/ Alfonso Ferrari Herrero

Alfonso Ferrari Herrero	Director

Gonzalo Hinojosa Fernández de Angulo	Director

/s/ Pablo Isla Álvarez de Tejera

Pablo Isla Álvarez de Tejera	Director

/s/ Luis Lada Díaz

Luis Lada Díaz	Director

/s/ Julio Linares López

Julio Linares López	Director

/s/ Antonio Massanell Lavilla

Antonio Massanell Lavilla	Director

Enrique Used Aznar	Director

Signature	Title

/s/ Vitalino Manuel Nafría Aznar

Vitalino Manuel Nafría Aznar	Director

/s/ Antonio Viana-Baptista

Antonio Viana-Baptista	Director

Mario Eduardo Vázquez	Director

Authorized Representative of Telefónica, S.A. in the United States

/s/ Maria Dolores Pizarro

Maria Dolores Pizarro

SIGNATURES
     Pursuant to the requirements of the U.S. Securities Act of 1933, Telefónica Emisiones S.A.U. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid in the Kingdom of Spain, on April 12, 2006.

TELEFÓNICA EMISIONES S.A.U.
By:	/s/ Ramiro Sánchez de Lerín García-Oviés
	Name:	Ramiro Sánchez de Lerín García-Oviés
	Title:	Representative of the Sole Shareholder

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below appoints Miguel Escrig Meliá and Juan José Gómez Miguelañez, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) increasing the number of securities for which registration is sought, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on April 12, 2006:

Signature	Title
/s/ Miguel Escrig Meliá

Miguel Escrig Meliá	Director

/s/ Juan José Gómez Miguelañez

Juan José Gómez Miguelañez	Director